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                                                                     EXHIBIT 10.


                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                               REGENT GROUP, INC.

                                       and

                                 the members of

                              STOCK SIREN.COM, LLC






                            Dated as of July 7, 1999


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                                TABLE OF CONTENTS

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                                                                                                               Page
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PURCHASE AND SALE OF LLC INTERESTS................................................................................1
         1.1      Purchase of Interests...........................................................................1
         1.2      Purchase Price..................................................................................1
         1.3      Closing; Deliveries.............................................................................1
         1.4      Closing Date....................................................................................2
         1.5      Tax Election; Preparation of Short Year Return; Allocation of Price.............................2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................................3
         2.1      Organization and Qualification..................................................................3
         2.2      Capitalization..................................................................................3
         2.3      Subsidiaries and Affiliates.....................................................................3
         2.4      Options or Other Rights.........................................................................3
         2.5      Ownership of the LLC Interests..................................................................3
         2.6      Validity and Execution of Agreement.............................................................3
         2.7      No Conflict.....................................................................................3
         2.8      Books and Records...............................................................................4
         2.9      Certificate of Incorporation and By-Laws........................................................4
         2.10     Financial Statements............................................................................4
         2.11     Undisclosed Liabilities.........................................................................4
         2.12     No Material Adverse Change......................................................................5
         2.13     Tax Matters.....................................................................................5
         2.14     Litigation......................................................................................5
         2.15     Contracts and Other Agreements..................................................................5
         2.16     Real Estate.....................................................................................6
         2.17     Transactions with Affiliates....................................................................6
         2.18     Accounts Receivable; Inventory and Accounts Payable.............................................6
         2.19     Compensation Arrangements; Officers, Directors and Employees....................................7
         2.20     ERISA...........................................................................................7
         2.21     Operations......................................................................................7
         2.22     Tangible Property...............................................................................9
         2.23     Intangible Property.............................................................................9
         2.24     Environmental Matters...........................................................................9
         2.25     Employee Relations.............................................................................10
         2.26     Insurance......................................................................................10
         2.27     Licenses and Permits...........................................................................11
         2.28     Compliance with Laws...........................................................................11
         2.29     Banks and Proxies..............................................................................11
         2.30     Year 2000 Compliance...........................................................................11
         2.31     Brokers........................................................................................11


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
         2.32     Acquisition of Regent Shares...................................................................11
         2.33     Disclosure.....................................................................................12

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................................................................13
         3.1      Validity and Execution of Agreement............................................................13
         3.2      No Conflict....................................................................................13
         3.3      Brokers........................................................................................13
         3.4      Disclosure.....................................................................................13

PRE-CLOSING COVENANTS............................................................................................13
         4.1      Corporate Examinations and Investigations......................................................13
         4.2      Conduct of Business............................................................................14
         4.3      Preservation of Business.......................................................................14
         4.4      Restructuring of the Purchaser.................................................................14
         4.5      Other Agreements...............................................................................14

CONDITIONS PRECEDENT TO THE CLOSING..............................................................................15
         5.1      Conditions  Precedent  to the  Obligations  of the  Purchaser to Complete  the
                  Closing........................................................................................15
         5.2      Conditions Precedent to the Obligations of the Members to Complete the Closing.................15

POST-CLOSING COVENANTS...........................................................................................16
         6.1      Further Information............................................................................16
         6.2      Record Retention...............................................................................16
         6.3      Post-Closing Assistance........................................................................16
         6.4      SEC Reporting..................................................................................17
         6.5      Board of Directors; Compliance with Section 14(f) of the Exchange Act..........................17

SURVIVAL; INDEMNIFICATION........................................................................................17
         7.1      Survival of Agreements, Representations and Warranties.........................................17
         7.2      Indemnification by the Members.................................................................18
         7.3      Purchaser's Indemnity..........................................................................18
         7.4      Method of Asserting Claims.....................................................................18
         7.5      General Provisions.............................................................................20

TERMINATION OF AGREEMENT.........................................................................................20
         8.1      Termination....................................................................................20
         8.2      Survival After Termination.....................................................................20

MISCELLANEOUS....................................................................................................21
         9.1      Certain Definitions............................................................................21
         9.2      Expenses.......................................................................................26
         9.3      Further Assurances.............................................................................26


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
         9.4      Notices........................................................................................26
         9.5      Publicity......................................................................................27
         9.6      Entire Agreement...............................................................................27
         9.7      Waivers and Amendments.........................................................................27
         9.8      Governing Law..................................................................................27
         9.9      Binding Effect, No Assignment..................................................................27
         9.10     Variations in Pronouns.........................................................................28
         9.11     Counterparts...................................................................................28
         9.12     Exhibits and Schedules.........................................................................28
         9.13     Effect of Disclosure on Schedules..............................................................28
         9.14     Headings.......................................................................................28
         9.15     Severability of Provisions.....................................................................28


                                    EXHIBITS

EXHIBIT A- 1             Closing Certificate of the Company
EXHIBIT A-2              Closing Certificate of the Purchaser

                                   SCHEDULES

SCHEDULE I               Members; Allocations of Regent Shares among Members





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                  SECURITIES PURCHASE AGREEMENT, dated as of July ___, 1999, by and among Regent Group, Inc. (the "Purchaser"), a Delaware corporation having an address at 477 Madison Avenue, New York, NY 10022, the persons named on Schedule I attached to this Agreement (the "Members") and Stock Siren.Com, LLC (the "Company"), a New York limited liability company having an address at 720 Milton Rd., Suite J3, Rye NY 10580.

                  WHEREAS, the Members own 100% of the issued and outstanding membership interests of the Company (the "LLC Interests"); and

                  WHEREAS, the Members wish to sell, and the Purchaser wishes to purchase, the LLC Interests on the terms and subject to the conditions hereinafter set forth such that after the completion of the transactions contemplated by this Agreement, the Company will become wholly-owned by the Purchaser;

                  NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Purchaser, the Members and the Company hereby agree as follows:


                                    ARTICLE 1

                       PURCHASE AND SALE OF LLC INTERESTS

         1.1 Purchase of Interests. On the terms and subject to the conditions set forth in this Agreement, the Members agree to sell the LLC Interests to the Purchaser, and the Purchaser agrees to purchase the LLC Interests from the Members, free and clear of all Liens. Capitalized terms used without definition shall have the respective meanings given them in Section 9.1.

         1.2 Purchase Price. The purchase price for the LLC Interests shall be 11,550,000 Interests of the Purchaser's Common Stock, $.06 2/3 par value per share (the "Regent Shares"), free and clear of all Liens, allocated among the Members as set forth in Schedule I.

         1.3      Closing; Deliveries.  At the Closing (as defined in Section
1.4)

                  (a) The Purchaser shall sell, issue and deliver the Regent Shares to the Members, together with the certificates, opinions and other agreements and instruments contemplated by Section 5.1.

                  (b) The Members shall sell and deliver the LLC Interests to the Purchaser, together with the certificates, opinions and other agreements and instruments contemplated by Section 5.2.

                  (c) The delivery of both the LLC Interests and the Regent Shares shall be effected by the presentation of certificates of the Company representing the LLC Interests (if certificated) and the Purchaser representing the Regent Shares, respectively in the case of the LLC Interests, duly endorsed for transfer. The Members shall be solely liable for any taxes

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arising from the sale or transfer of the LLC Interests, and the Purchaser shall be solely liable for any taxes arising from the issuance or sale of the Regent Shares.

         1.4 Closing Date. The consummation of the purchase and sale of the Interests (the "Closing") shall be held at 10:00 a.m. at the offices of the Purchaser's counsel, Greenberg Traurig, 200 Park Avenue, New York, NY 10166 on July 16, 1999, or such other time and date as shall be mutually agreed to by the parties.

         1.5 Tax Election; Preparation of Short Year Return; Allocation of Price. Upon the signing of this Agreement, the Members and the Purchaser agree that the purchase price paid by the Purchaser and the liabilities of the Company (plus other relevant items) will be quantified based on the basis of recent trading prices for the Regent Shares and will further be allocated for all purposes (including financial, accounting and reporting tax purposes) in a manner consistent with Department of Treasury Regulations ("Treasury Regulations") promulgated pursuant to and under Code Section 338 as set forth in the Allocation Schedule attached as Schedule 1.5. The Members, the Company and the Purchaser will file all Tax Returns and information reports in a manner consistent with such values. None of the Members, the Company nor the Purchaser shall take any position for purposes of federal, state or local income tax respecting the foregoing allocation which is inconsistent with the allocation so agreed upon by the parties in accordance with this Section. The parties will make every effort to attach an objective definitive dollar amount Allocation Schedule to this Agreement at the Closing. The parties agree to use their good faith efforts to attach an Allocation Schedule within 60 days following the Closing. If the parties are not able to agree upon, and therefore have not attached, the Allocation Schedule to this Agreement setting forth objective dollar amounts at the Closing, the parties hereby acknowledge that the fair market for the Company's assets generally were not readily available at the Closing, and that the Members and the Purchaser, within 30 days after the Closing of this Agreement, will jointly hire an appraiser to appraise the assets of the Company for purposes of creating the foregoing Allocation Schedule. If the Members and the Purchaser are unable to agree on the choice of an appraisal firm, they will select a nationally recognized appraisal firm by lot (after excluding their respective regular outside appraisal firms). The determination of any appraisal firm so selected will be set forth in writing and will be conclusive and binding upon the parties. The Members and the Purchaser will each pay one-half of the fees, expenses and costs of the appraisal firm for the services described in this Section.


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                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce the Purchaser to enter into this Agreement and to perform its obligations under this Agreement, the Members and the Company hereby jointly and severally represent and warrant to the Purchaser as follows:

         2.1 Organization and Qualification. The Company is a limited liability company duly formed and, validly existing under the laws of the State of New York and has all requisite power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and
(b) carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.

         2.2 Capitalization. The LLC Interests have been duly authorized and have been validly issued and are fully paid and nonassessable.

         2.3 Subsidiaries and Affiliates. Except as described on Schedule 2.3, the Company does not own, directly or indirectly, any capital stock of, or any partnership, membership or other interest in, any other Person.

         2.4 Options or Other Rights. Except as described on Schedule 2.4, no options, warrants, calls, commitments or other rights to acquire, sell or issue membership interests or other equity interests of the Company, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such membership interests or other equity interests.

         2.5 Ownership of the LLC Interests. Each of the Members has good and marketable title to, and is the lawful record and beneficial owner of, the LLC Interests listed next to the name of such holder on Schedule I, subject to no Liens. The Members have not entered into any agreements or understandings with respect to the ownership or voting of the LLC Interests.

         2.6 Validity and Execution of Agreement. Each of the Members and the Company has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to perform fully its respective obligations hereunder. This Agreement has been duly executed and delivered by each of the Members and the Company and constitutes the valid and binding obligation of each of the Members and the Company, enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         2.7 No Conflict. Neither the execution and delivery of this Agreement by each of the Members and the Company nor the performance by each of the Members and the Company of


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the transactions contemplated hereby will: (a) violate or conflict with any of the provisions of the Certificate of Incorporation or By-Laws of the Company;
(b) violate, conflict with, result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien in or upon any of the properties or assets of any of the Members or the Company, as the case shall be, or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any mortgage, indenture, deed of trust, lease, contract, loan or credit agreement, license or other instrument to which any of the Members or the Company, as the case shall be, is a party or by which it or any of its respective properties or assets may be bound or affected; or (c) violate or conflict with any provision of any Law or Order applicable to any of the Members or the Company or require any consent or approval of or filing or notice with any Governmental or Regulatory Body by any of the Members or the Company, as the case shall be.

         2.8 Books and Records. Each of the Books and Records of the Company as supplied to the Purchaser is true, correct, complete and current in all material respects and, as applicable, accurately reflects all actions taken by the members and managers of the Company since the date of inception of the Company, and all signatures contained therein are the true signatures of the Persons whose signatures they purport to be.

         2.9      Articles of Organization and Operating Agreement . The
Company has heretofore delivered to the Purchaser true, correct and complete copies of the Articles of Organization (certified by the Secretary of State of New York and the Company's limited liability company operating agreement (the "Operating Agreement"), as certified by the secretary of the Company, as in full force and effect on the date hereof.

         2.10 Financial Statements. The unaudited balance sheets of the Company as of May 31, 1999, and the related audited statements of income, statements of cash flow and statements of members' equity for the period from inception through May 31, 1999 (the "Period Financial Statements"), true and complete copies of which have been delivered to the Purchaser, present fairly, in all material respects, the financial position of the Company as at such dates and the results of operations of the Company for the years then ended, in accordance with GAAP consistently applied for the periods covered thereby.

         2.11 Undisclosed Liabilities. The Company does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "Liabilities" and individually as a "Liability"), of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the Period Financial Statements. The Company does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred since the Company's inception in the ordinary course of business (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, or a pending claim or lawsuit), and


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fully reflected as Liabilities on the Company's Books and Records, none of which individually or in the aggregate, is material to the business, operations, income, condition (financial or otherwise), assets or properties of the Company or (b) Liabilities disclosed and reflected as liabilities on the Period
Financial Statements.

         2.12 No Material Adverse Change. Since the Company's inception, there has been no material adverse change in the business, operations, income or condition (financial or otherwise), assets or properties of the Company, nor is any such change threatened, nor has there been any damage, destruction or loss which could reasonably be expected to have a Material Adverse Effect on the Company, whether or not covered by insurance.

         2.13 Tax Matters. All Tax Returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by the Company have been duly and timely filed; the Company has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which the Company is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of the Company except for Liens for Taxes not yet due. No property of the Company is property that the Purchaser will be required to treat as being owned by another Person pursuant the provision of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168. The Company is not a United States Real Property Holding Corporation (a "USRPHC") within the meaning of Code
Section 897 and was not a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury Regulations) that occurred in the five-year period preceding the Closing. The Company is not a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal (a "Settlement Agreement"), and the Company does not have any obligation to make payments under any Settlement Agreement.

         2.14 Litigation. There are no outstanding Orders by which the Company, or any of its securities, assets, properties or businesses are bound, and there is no Action or Proceeding pending or, to the knowledge of the Company, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Company or any of its assets, properties or businesses, nor are there any facts which are likely to give rise to any such Action or Proceeding which if adversely decided, would have a Material Adverse Effect on the Company.

         2.15 Contracts and Other Agreements. Schedule 2.15 sets forth the Material Contracts to which the Company is a party or by or to which the Company, or its assets, properties or businesses, is bound or subject. The Members have delivered true and complete copies of all of the Material Contracts have been delivered to the Purchaser. All of the Material Contracts are valid, subsisting, in full force and effect and binding upon the Company and, to the knowledge of the Company, the other parties thereto in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (i)


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bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and the Company has satisfied in full or provided for all of its liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects, and is not in default under any of them, nor, to the knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of the Company, no other party to any such Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Except as set forth on
Schedule 2.15 under the heading "Required Consents/Contracts," no approval or consent of any Person is needed for any of the Material Contracts to continue to be in full force and effect, and all of the Company's rights under such Material Contracts will be in full force and effect following consummation of the transactions contemplated by this Agreement.

         2.16 Real Estate. Schedule 2.16 sets forth a true, correct and complete list and description of (and the Purchaser has received true and complete copies) of all real property owned or leased by the Company.

         2.17 Transactions with Affiliates. Except as set forth on Schedule 2.17, no member, manager or Affiliate of the Company or Affiliate of such member, manager or shareholder has: (a) borrowed money from or loaned money to the Company which remains outstanding; (b) had any contractual or other claim, express or implied, of any kind whatsoever against the Company; (c) had any interest in any property or assets used by the Company in the business of the Company; (d) engaged in any other transaction with the Company; or (e) owned, directly or indirectly, any interest in (except not more than five percent (5%) stockholdings for investment purposes in securities of publicly held and traded companies), or served as an officer, director, employee or consultant of or otherwise receives remuneration from, any Person which is, or has engaged in business as, a competitor, lessor, lessee, customer or supplier of the Company.

         2.18 Accounts Receivable; Inventory and Accounts Payable. All accounts receivable reflected on the balance sheet of the Company included in the 1997 and 1998 Financial Statements, and all accounts receivable arising subsequent to December 31, 1998, (a) have arisen from bona fide sales transactions in the ordinary course of business on ordinary trade terms and (b) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms without valid set-off or counterclaim. The Company has made payments on accounts payable and other current obligations arising subsequent to December 31, 1998, in accordance with past practice of the business of the Company.


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         2.19     Compensation Arrangements; Officers, Directors and Employees.
Schedule 2.19 sets forth: (a) the name of all present officers, directors and employees of the Company and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of the Company. The Company has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any Person listed on Schedule
2.19. To the knowledge of the Company, none of such Persons has made a threat to the Company to terminate such Person's relationship with the Company.

         2.20 ERISA. Except as set forth on Schedule 2.20, there are no Plans maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of the Company, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by the Company, and no such Plan is or has ever been subject to ERISA.

         2.21 Operations. Except as expressly authorized by this Agreement, except as set forth in Schedule 2.21, since December 31, 1998 the Company has not:

                  (a) amended its Articles of Organization or the Operating Agreement or merged with or into or consolidated with any other Person, or changed or agreed to rearrange in any manner the character of the business of the Company;

                  (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

                  (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

                  (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

                  (e) made any distributions of any kind to its members (other than tax distributions) or made any direct or indirect redemption, retirement, purchase or other acquisition of its equity interests;

                  (f) knowingly waived any right of material value to the business of the Company;


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                  (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

                  (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its managers, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

                  (i) entered into any transactions with any of its members, managers, Affiliates, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any Affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

                  (j) made any payment or commitment to pay any severance or termination pay to any Person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such Persons or their officers, directors, employees in the ordinary course of business;

                  (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice- (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business- or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any Person or to refrain from competing with any Person, m each case or type required to be disclosed pursuant to Section 2.14;

                  (l) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

                  (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person;

                  (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

                  (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;


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

                  (p) except in the ordinary course of business, made any capital expenditures or commitments for capital expenditures in aggregate amount exceeding $5,000; or

                  (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to Section 2.15.

         2.22 Tangible Property. Schedule 2.22 sets forth a true, complete and correct list of all categories of tangible personal property with an aggregate value in excess of $5,000, which is material to the business of the Company (other than inventory), including, without limitation, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other similar tangible property, in each case owned or leased by the Company and material to the business of the Company (collectively, the "Tangible Property"), together with a description of all material leases or subleases of Tangible Property to which the Company is the lessor, sublessor, lessee or sublessee and all options to purchase or sell the underlying property. The Tangible Property is in good operating condition, subject to continued repair and replacement in accordance with past practice, and the Company has not received notice that any of the Tangible Property is in violation of any existing Law or Order. During the past three years there has not been any material interruption of the operations of the Company due to inadequate maintenance of the Tangible Property. Except as set forth on Schedule 2.22 under the heading "Required Consents/Tangible Property," no approval or consent of any Person is needed so that the interest of the Company in the Tangible Property shall continue to be in full force and effect and enforceable by the Purchaser following the transactions contemplated by this Agreement.

         2.23 Intangible Property. Schedule 2.23 sets forth a list of all Intangible Property of the Company which is material to the business of the Company (other than trade secrets, know-how and goodwill attendant to the Intangible Property and other intellectual property rights not reducible to schedule form), true and complete copies of which have been delivered or made available to the Purchaser. None of the Intangible Property infringes upon the rights of any other Person in any material respect or, to the knowledge of the Company, is so infringed upon by any other Person or its property the Company has not received any notice of any claim of any other Person relating to any of the Intangible Property or any process or confidential information of the Company and does not know of any basis for any such charge or claim. Except for the Intangible Property, no other material intellectual property or intangible property rights are required for the Company to conduct the business of the Company in the ordinary course consistent with past practice. Except as separately identified on Schedule 2.23 under the heading "Required Consents/Intangible Property," no approval or consent of any Person is needed so that the interest of the Company in the Intangible Property shall continue to be in full force and effect and enforceable by the Company following the transactions contemplated by this Agreement.

         2.24 Environmental Matters. There have not been any activities on or at the Company's facilities at any time during which such facilities were occupied by the Company or any Affiliate or, to the knowledge of the Company, at any time prior thereto involving the use, generation, Treatment, Storage, or Disposal of any Hazardous Substances or Petroleum Products in violation of applicable Environmental Laws, or any Release or threatened Release from any such facilities of any Hazardous Substances or Petroleum Products. The Company is now and has been at all times in material compliance with a Environmental Laws; there are no pending environmental litigation, enforcement actions, administrative orders or notices of violation brought under any Environmental Law concerning the Company's facilities and it does not know of any threats of such litigation, enforcement actions, administrative orders or notices of violation; the Company has not received any request for information, notice of claim, demand or other notification that it may be potentially responsible for any threatened or actual Release of Hazardous Substances or Petroleum Products on any of its facilities at any time during which such facilities were leased or occupied by the Company or any Affiliate or, to the knowledge of the Company, at any time prior thereto; and the Company has all material permits, licenses, orders, approvals, authorizations, concessions or franchises of every governmental authority having jurisdiction under an Environmental Law required to conduct its business substantially as it is currently being conducted. All such permits, licenses, orders, approvals, authorizations, concessions and franchises are in full force and effect, and, to the knowledge of the Company, there is no state of facts or event which could reasonably be expected to form the basis for any revocation or non-renewal of any such permit or authorization.

         2.25 Employee Relations. The Company is not a party any agreement with any labor organization, collective bargaining or similar agreement with respect to employees of the Company. There are no material complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the knowledge of the Company, threatened, involving any employee, applicant for employment, or former employee of the Company against the Company. During the past five years, the Company has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of the Company, threatened. To the knowledge of the Company, there are no attempts presently being made to organize any employees employed by the Company.

         2.26 Insurance. Schedule 2.26 sets forth a list and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed applicable policy limits, setting forth the aggregate amount paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, efforts and omissions, workers' compensation, vehicular, unemployment and other insurance held by or on behalf of the Company. The Company is not in default with respect to any material provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability. The Company has not received any notice of cancellation or non renewal of any such policy or binder. The Company has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on
Schedule 2.26 will not be available in the future on substantially the same terms as now in effect.

         2.27 Licenses and Permits. Schedule 2.27 sets forth a fist of the material government permits, licenses, domain name and other registrations and other consents and authorizations (federal, state, local and foreign) of any Governmental or Regulatory Body (collectively, "Permits") which the Company has obtained in connection with its assets, properties and business. Except as set forth on Schedule 2.27 under the heading "Required Consents/Permits," no material Permit is required to be obtained by the Company in connection with its properties or the business of the Company. The Company has not received any notice of any claim of revocation of any such Permit and has no knowledge of any event which would be likely to give rise to such a claim.

         2.28 Compliance with Laws. The Company (a) is in compliance in all material respects with all, and not in violation in any material respect of any, and has not received any claim or notice that it is not in compliance in any material respect with, or that its is in violation in any material respect of, any Law or Order to which the Company or any of its businesses, operations, assets or properties (including the use and occupancy thereof) are subject and
(b) has not failed in any material respect to obtain or to adhere to the requirements of any permit, license, registration and other consent or authorization of any Governmental or Regulatory Body necessary in connection with its assets, properties or business.

         2.29 Banks and Proxies. Schedule 2.29 sets forth (a) the name of each bank, trust company, securities or other broker or other financial institution with which the Company has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (b) the name of each person authorized by the Company to draw thereon or to have access to any safe deposit box or vault; (c) the purpose of each such account, safe deposit box or vault; and (d) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Company in matters concerning the business of the Company. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Company for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable.

         2.30 Year 2000 Compliance. All Date Data and Date-Sensitive Systems of the Company are Year 2000 Compliant.

         2.31 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Members directly with the Purchaser, without the intervention of any other Person on behalf of the Members in such manner as to give rise to any valid claim by any Person against the Members or the Purchaser for a finder's fee, brokerage commission or similar payment.

         2.32     Acquisition of Regent Shares.

                  (a) Each of the Members represents and warrants that the Regent Shares to be acquired by him pursuant to the terms of Section 1.1 is being acquired for his own account, with no intention of transferring or assigning any participation Regent Shares or any interest therein, and without a view to the distribution of any of the portion of the Regent Shares, except in accordance with the Securities Act. Each of the Members will not sell, assign, transfer or encumber any of such shares unless (i) a registration statement under the Securities Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act or (ii) the Purchaser has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer or encumbering does not require registration under the Securities Act.

                  (b) Each of the Members understands, that, the Regent Shares are not being registered under Securities Act and must be held indefinitely unless they are subsequently registered thereunder or any exemption from such registration is available and therefore the Members may be required to bear the economic risk of the investments for an indefinite period of time. Each of the Members understands that the Regent Shares are not being registered under the Securities Act in part on the ground that the issuance thereof is exempt under
Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering; that the Purchaser's reliance on such exemption is predicated in part on the foregoing representation and warranty of the Members and that in the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, such Member contemplates acquiring any of the Regent Shares for sale upon the occurrence or nonoccurrence of some predetermined event.

                  (c) Each of the Members understands that the Purchaser will have an appropriate stop order placed on its stock records indicating the existence of the terms of this Agreement, and that each certificate representing any of the Regent Shares shall bear the following or a substantially similar legend:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

                  (d) Each of the Members has received copies of Regent's Annual Report on SEC Form 10-K for the fiscal year ended July 31, 1998 and Regent's Quarterly Reports on SEC Forms 10-Q for the quarters ended January 31, 1999 and April 30, 1999.

         2.33 Disclosure. To the knowledge of the Members, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         To induce the Members to enter into this Agreement and perform their obligations under this Agreement, the Purchaser hereby represents and warrants to the Members as follows:

         3.1 Validity and Execution of Agreement. The Purchaser has the full legal right and power required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         3.2 No Conflict. Neither the execution and delivery of this Agreement by the Purchaser nor the performance by the Purchaser of the transactions contemplated hereby will: (a) violate or conflict with any provisions of any Law or Order applicable to the Purchaser; or (c) require any consent or approval by or filing or notice with any Governmental or Regulatory Body.

         3.3 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Members without the intervention of any other Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against the Members for a finder's fee, brokerage commission or similar payment.

         3.4 Disclosure. To the knowledge of the Purchaser, none of the representations, warranties or covenants contained in this Agreement, nor in any Schedule or Exhibit hereto, made by the Purchaser, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE 4

                              PRE-CLOSING COVENANTS

         The Members and the Purchaser hereby covenant and agree as follows:

         4.1 Corporate Examinations and Investigations. At or prior to the Closing Date, the Purchaser shall be entitled to make such investigation of the assets, properties, business and operations of the Company and such examination of the books, records, Tax Returns, financial condition and operations of the Company as the Purchaser may wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Company shall cooperate fully therein. In order that the Purchaser may have full opportunity to make such a business, accounting and legal review, examination or investigation as they may wish of the business and affairs of the Company, the Company shall furnish to the Purchaser during such period all such information and copies of such documents concerning the affairs of the Company as the Purchaser may reasonably request and cause the Company's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with the Purchaser in connection with such review and examination and to make full disclosure to the Purchaser of all material facts affecting the financial condition and business operations of the Company. Until the Closing and if the Closing shall not occur, thereafter, the Purchaser and its Affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, the Purchaser and its Affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from the Company concerning its assets, properties, business and operations, unless (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to the Company to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason, the Purchaser and its Affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to the Company.

         4.2 Conduct of Business. From the date hereof through the Closing Date, the Members shall cause the business of the Company to be conducted in the ordinary course in the same manner as it has been conducted since it inception on June 23, 1998.

         4.3 Preservation of Business. From the date hereof through the Closing Date, the Members shall cause the Company to use commercially reasonable efforts to (i) preserve intact the business, assets, properties and organizations of the Company, (ii) keep available the services of the present officers, employees, consultants and agents of the Company; and (iii) maintain the present suppliers and customers and preserve the goodwill of the Company.

         4.4 Restructuring of the Purchaser. The Purchaser shall enter into agreements with persons indebted to it and with persons to whom it is indebted as a result of which the Purchaser will no longer own the notes receivable reflected on the Period Financial Statements and will no longer have any liability with respect to the indebtedness (current and long-term) reflected on the Period Financial Statements.

         4.5 Other Agreements. The Members and the Purchaser agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other Persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.

                                    ARTICLE 5

                       CONDITIONS PRECEDENT TO THE CLOSING

         5.1 Conditions Precedent to the Obligations of the Purchaser to Complete the Closing. The obligations of the Purchaser to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by the Purchaser:

                  (a) Closing Certificate of the Members. The Members shall have delivered to the Purchaser a certificate signed by their representative, dated the Closing Date, substantially in the form of Exhibit A-1 hereto.

                  (b) Delivery of Interests. The Members shall have delivered to the Purchaser a certificate or certificates evidencing the LLC Interests.

                  (c) No Litigation. No Action or Proceeding shall be pending in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby. No order which restrains or prohibits the transactions contemplated hereby shall be in effect and no Governmental or Regulatory Body shall be seeking such an Order or threatening to do so.

                  (d) Required Consents. Each of the Required Consents shall have been obtained.

                  (e) Opinion of Counsel. The Purchaser shall have received an opinion of counsel from Dill, Dill, Carr, Stonbraker & Hutchings, P.C., Denver, Colorado, as to such matters it shall reasonably requests.

                  (f) Approval of Documents. The form and substance of all legal proceedings, documents, or papers used or delivered hereunder by the Members shall be reasonably satisfactory to the Purchaser.

         5.2 Conditions Precedent to the Obligations of the Members to Complete the Closing. The obligations of the Members to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the Members:

                  (a) Closing Certificate of the Purchaser. The Purchaser shall have delivered to the Members a certificate signed by the Purchaser, dated the Closing Date, substantially in the form of Exhibit A-2 hereto.

                  (b) Delivery of Purchase Price. The Purchaser shall have delivered the Regent Shares to the Members.

                  (c) No Litigation. No Action or Proceeding shall be pending in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby. No order which restrains or prohibits the transactions contemplated hereby shall be in effect and no Governmental or Regulatory Body shall be seeking such an Order or threatening to do so.

                  (d) Opinion of Counsel. The Members shall have received an opinion from Greenberg Traurig, counsel for the Purchaser, as to such matters as the Members shall reasonably request.

                  (e) Approval of Documents. The form and substance of all legal proceedings, documents, or papers used or delivered hereunder by the Purchaser shall be reasonably satisfactory to the Members.


                                    ARTICLE 6

                             POST-CLOSING COVENANTS

         The parties covenant to take the following actions after the Closing
Date:

         6.1 Further Information. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of the Company relating to the business of the Company in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its Affiliates and (b) for any other reasonable business purpose.

         6.2 Record Retention. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of the Company relating to the business of the Company in his or its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.

         6.3 Post-Closing Assistance. The Members, on the one hand, and the Purchaser, on the other hand, will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this Section 6.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

         6.4 SEC Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Regent Shares and other securities of the Purchaser to the public without registration, from and after the Closing, the Company will:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act.

         6.5 Board of Directors; Compliance with Section 14(f) of the Exchange Act. At Closing, all existing members of the Purchaser's Board of Directors shall appoint F. Albert Landwehr, Jr., and four persons to be designated by the Members to become the sole members of the Purchaser's Board of Directors (subject to compliance with Rule 14f-1 referred to below) and all existing members shall then resign. In order to effect such change in the composition of the Purchaser's Board of Directors, the Purchaser, at or prior to Closing shall have complied with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder; provided, that the Purchaser's obligation to effect such compliance shall be contingent upon the Members' furnishing to the Purchaser such information with respect to its nominees to the Purchaser's Board of Directors as is required by the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder for compliance with Section 14(f) thereof.

         6.6 Financial Statements of Daily Stocks, Inc. On or prior to August 31, 1999, the Company will provide the Purchaser with true and complete copies of the audited balance sheet of Daily Stocks, Inc., a Delaware corporation, as of December 31, 1998 and the related statements of income, statements of cash flow and statements of stockholders' equity for the year then ended.


                                    ARTICLE 7

                            SURVIVAL; INDEMNIFICATION

         7.1 Survival of Agreements, Representations and Warranties. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each agreement in this Agreement shall survive the Closing without limitation as to time until fully performed and each representation and warranty in this Agreement or in the Exhibits, Schedules or certificates delivered pursuant to this Agreement shall survive the Closing for a period of two years (other than the representations and warranties contained in Section 2.5 which shall survive the Closing without limitation as to time, and other than the representations and warranties contained in Sections 2.13, which shall survive the Closing until the earlier of (i) three and one-half years from the Closing Date and (ii) three years following the date on which the

Company files the Tax Return relating to the taxable period from December 31, 1998 through the Closing Date). Notice must be given to the party from whom indemnification is sought of any claim for indemnification under Article 7 prior to the termination of the relevant survival period.

         7.2 Indemnification by the Members. From and after the Closing Date, the Members agree jointly and severally, to indemnify, hold harmless, protect and defend the Purchaser and its Affiliates (including, without limitation, the Company) (and their respective directors, officers, agents and employees, successors and assigns) (each, a "Purchaser Indemnified Party") in accordance with the provisions of this Article 7 from and against:

                  (i) any and all Damages incurred by any of them arising out of, relating to or based upon or in connection with any inaccuracy in, or breach of, any of the representations or warranties, covenants or agreements of any of the Members or the Company contained in or incorporated into this Agreement, in the Schedules hereto or in certificates delivered pursuant to this Agreement; and

                  (ii) any Cost incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

The right of the Purchaser Indemnified Parties to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of any such Persons.

         7.3 Purchaser's Indemnity. The Purchaser shall indemnify the Members and hold the Members harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement and (b) any breach of any covenant or agreement on the part of the Purchaser in this Agreement.

         7.4 Method of Asserting Claims. The party making a claim under this Article 7 is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article 7 is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article 7 shall be asserted and resolved as follows:

                  (a) Whenever an Indemnified Party becomes aware of a claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim, identifying the representation or warranty on which such claim is based, the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim and demand; the "Claim Notice"); provided, that any failure to give a Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. If the basis of such claim is a claim or demand by a third party, the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Patty shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by either party without the prior written consent of the other party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnifying Party.

                  (b) Whenever any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

                  (c) After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article 7, the affected parties each agree to retain all Books and Records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any party hereunder and designated as confidential by the party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

         7.5      General Provisions.   The following general provisions shall
apply to any claim for indemnification under this Article 7:

                  (a) The amount of any claim subject to indemnification shall be determined after taking into account the present value of any tax benefits (net of tax detriments) accruing to the Indemnified Party or any Affiliate as a result of such claim.

                  (b) Except as otherwise set forth in this Section 7.5(b), with respect to any breach, violation or nonfulfillment of or default in the performance of any representation, warranty or covenant of this Agreement for which a right to claim indemnification is provided in this Article 7, after the Closing a claim or an action under and pursuant to the terms, conditions and limitations of this Article 7 shall be the sole and exclusive right and remedy of the Purchaser and the Members, and neither the Purchaser nor any Member shall have any other claim, cause of action, right, or remedy for such breach, violation, non-fulfillment or default against the other based upon this Agreement, any provision of any federal or state securities or other statute, law, rule or regulation or based upon any other cause of action arising at law or in equity; provided, that if for any reason a court of competent jurisdiction shall refuse to enforce this provision, and shall permit the Purchaser or the Members to assert any action based other than upon the right to claim indemnification as provided in this Article 7, the Purchaser and the Members agree that the amount of such other claim shall be subject to and limited by the provisions of this Article 7. The provisions of this Section 7.5(b) shall not preclude the prosecution of any action or proceeding based on fraud that, if found to exist, would be sufficient to give rise to the right of rescission with respect to the transactions contemplated by this Agreement.


                                    ARTICLE 8

                            TERMINATION OF AGREEMENT

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

                  (a) by mutual written consent of the Purchaser and the Members;

                  (b) by the Purchaser, on the one hand, or by all of the Members, on the other hand, by written notice to the other party hereto, if the Closing shall not have occurred on or prior to the close of business on July 31, 1999 (unless such event has been caused by a breach of this Agreement by the party seeking such termination); and

                  (c) by the Purchaser or by all of the Members, if any Judgment shall have been enacted, entered, promulgated or enforced which prohibits or enjoins the consummation of the sale and purchase of the LLC Interests or the Regent Shares and such Judgment is or shall have become final and nonappealable;

         8.2 Survival After Termination. If this Agreement is terminated pursuant to Section 8.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of Article 4 relating to the obligation to keep confidential certain information and (b) there shall be no liability on the part of the Company or the Purchaser or their respective Affiliates.


                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

          "Action or Proceeding" means any action, suit, proceeding or arbitration by any Person or any investigation or audit by any Governmental or Regulatory Body.

         "Affiliate" with respect to any Person, means any other Person controlling, controlled by of under common control with such Person.

         "Agreement" means this Agreement.

         "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, conditions of (financial or other), results of operations and assets and properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, membership interest certificates and books, stock transfer ledgers, contracts and other agreements, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Claim Notice" has the meaning specified in Section 7.4.

         "Closing" has the meaning specified in Section 1.4.

         "Closing Date" has the meaning specified in Section 1.4.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Contracts" means all executory contracts, agreements, notes understandings, indentures, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or other legally binding arrangements.

         "Costs" means costs, fees and expenses.

         "Damages" shall mean any and all losses, costs, claims, damages, Liabilities Judgments, settlements, demands, offsets, Taxes, reasonable out-of-pocket costs, expenses and attorneys' fees and penalties and interest, if any, incurred by any indemnified party, but shall not include any incidental or consequential damages unless assessed against an indemnified party as a result of a third party Claim or attorneys' fees incurred in enforcing any indemnified party's right to indemnification under this Agreement.

         "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information.

         "Date-Sensitive System" means any software, microcode or hardware system or component, including any electric or electronically controlled system or component, that processes any Date Data and (a) that is installed, in development or on order by the Company for its internal use, or (b) which the Company sells, supports, maintains, operates, warrants, leases, licenses, assigns or otherwise provides as an integral part of its products or services (or has sold, supported, maintained, operated, warranted, leased, licensed, assigned or otherwise provided in the past as an integral part of its products or services).

         "Disposal" means disposal as defined by RCA and the regulations thereunder.

         "Documents and other papers" means any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement) or exhibit (including any Exhibit to this Agreement).

         "DSI Financial Statements" has the meaning specified in Section
2.10(b).

         "Environmental Laws" means any federal, state or local law, regulation, ordinance or order pertaining to the protection of natural resources, the environment and the health and safety of the public, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.ss.9601 et seq., the Resource Conservation and Recovery Act ("RCA"), as amended, 42 U.S.C. ss.ss.6901 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 1801 et seq., the Federal Mine Safety and Health Act of 1977, as amended, 30 U.S.C. ss. 801 et seq., the Occupational Safety and Health Act, as amended, 29 U.S.C. ss.ss. 651 et seq., and any other state, federal or local law, regulation, rule, ordinance or order, currently in existence, which govern:

                  (a) the existence, cleanup and/or remedy of contamination on property;

                  (b) the emission or discharge of Hazardous Substances into the environment;

                  (c) the control of Hazardous Wastes; or

                  (d) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Substances, including building materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles.

         "Governmental or Regulatory Body" means any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.

         "Hazardous Substances" means (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, Environmental Laws; and (b) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         "Hazardous Wastes" means hazardous wastes as defined by RCA and the regulations thereunder.

         "Indemnified Party" has the meaning specified in Section 7.4.

         "Intangible Property" means all intellectual property rights used or held for use in the conduct of the business of the Company (including the Company's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the business of the Company or its assets or properties, including but not limited to advertiser lists and all related databases, patents and applications therefor, know-how, trade secrets, secret formulas, business and marketing plans, computer software (including source codes to the extent the Company has rights therein) and related documentation, copyrights and applications therefor, trademarks and applications therefor, trade names, service marks and all names and slogans used by the Company in connection with its business and licenses relating thereto.

         "Indemnifying Party" has the meaning specified in Section 7.4.

          "IRS" means the Internal Revenue Service.

         "Judgment" means any judgments, orders, injunction (temporary or permanent), decrees, rulings or awards of any federal state, local or foreign court, arbitrator or other judicial authority or any federal, state, local or foreign governmental, administrative or regulatory authority.

         "Law" means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Body.

         "Liabilities" has the meaning specified in Section 2.11.

         "Lien" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any member or similar agreement, encumbrance or any other restriction or limitation whatsoever, other than (i) materialmen's, mechanics', repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the Assets and shall have been disclosed to Purchase hereunder, or
(ii) any lien arising as a result of any act or omission of the Purchaser.

         "Material Adverse Effect" means, in the case of any Person, any change or changes or effect or effects that individually or in the aggregate are or may reasonably be expected to be materially adverse to (i) the assets, properties, business, operations, income or condition (financial or otherwise) of such Person or (ii) the ability of such Person to perform its obligations under this Agreement.

         "Material Contract" shall mean any Contract of the following categories to which the Company is a party or by which the Company or any of its assets or properties is bound: (i) employment Contracts, including Contracts to employ executive officers and other Contracts with officers, directors or shareholders, and all severance, change in control or similar arrangements with any officers, employees or agents that will result in any obligation (absolute or contingent) to make any payment to any officers, employees or agents following either the consummation of the transactions contemplated hereby, termination of employment, or both; (ii) Contracts with organizations representing employees; (iii) Contracts out of the ordinary course of business; (iv) Contracts which, individually, involve an aggregate yearly amount in excess of $25,000 and are not cancelable (without material penalty, cost or other liability) within ninety days; (v) Contracts the duration of which exceeds three years and involving an annual amount in excess of $25,000; (vi) other Contracts that create a right and/or an obligation with respect to the Company in excess of $50,000; (vii) Contracts (and in particular, promissory notes, loan agreements, indentures or other evidence of indebtedness) providing for the lending of money, whether as borrower, lender or guarantor; (viii) Contracts containing covenants limiting the freedom to engage in any line of business or compete with any Person or operate at any location; (ix) joint venture or partnership agreements or joint development or similar agreements involving a commitment in excess of $25,000
(x) Contracts providing for the acquisition, directly or indirectly (by merger or otherwise), of substantially all of the assets or any part of the capital stock of another Person; (xi) Contracts including a change of control or similar provision, pursuant to which the other party to such Contract has the right, as a mere result of the transactions contemplated by this Agreement, to substantially modify the terms of such Contract (including accelerate any payment thereunder), or to terminate such Contract; and (xii) Contracts providing for powers of attorney or similar authorizations that have been entered into out of BDSI's ordinary course of business.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Body, in each case whether preliminary or final.

         "Period Financial Statements" has the meaning specified in Section 2.10(a).

         "Permits" has the meaning specified in Section 2.27.

         "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

         "Petroleum Products" means petroleum, gasoline, oil, fuel oil, diesel fuel, and petroleum solvents.

         "Plan" means any written or unwritten plan, fund, program, understanding, policy, arrangement, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether formal or informal, whether for the benefit of a single individual or more than one individual whether or not subject to ERISA, which is in the nature of (a) an employee pension benefit plan (as defined in ERISA ss. 3(2)), (b) an employee welfare benefit plan (as defined in ERISA ss. 3(1)) or (c) an incentive, deferred compensation, bonus, executive or other benefit or compensatory arrangement for employees, former employees, independent contractors, former independent contractors or their dependents or their beneficiaries.

         "Purchaser" has the meaning specified in the first paragraph of this Agreement.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, placing, discharging, injecting, escaping, dumping or disposing into the environment, whether intentional or unintentional.

         "Required Consent" means any approval or consent of any Person to the transactions contemplated by this Agreement required under (a) any Material Contract, as set forth on Schedule 2.14 under the heading "Required Consents/Contracts," (b) any right or interest of the Company relating to Tangible Property, as set forth on Schedule 2.22 under the heading "Required Consents/Intangible Property," (b) any right or interest of the Company relating to Intangible Property, as set forth on Schedule 2.23 under the heading "Required Consents/Intangible Property," or (d) any Permit, as set forth on
Schedule 2,26 under the heading "Required Consents/Permits."

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on the Company) or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "Tax" and "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability.

         "Treatment" and "Storage" mean treatment and storage as defined by RCA and the regulations thereunder.

         "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system correctly and accurately processes all Date Data without interruption before, during and after January 1, 2000, including those relating to the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations and the quad-centennial rule), when used as a stand alone system or in combination with other software or hardware.

         9.2 Expenses. Each of the patties to this Agreement shall pay his own expenses (including, without limitation, attorney's and accountants' fees and out-of-pocket expenses) incident to this Agreement and the transactions contemplated hereby.

         9.3 Further Assurances. At any time and from time to time after the Closing Date at the request of the Purchaser, and without further consideration, the Members will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as the Purchaser may reasonably deem necessary or desirable in order to transfer, convey and assign the Interests to the Purchaser and to assist the Purchaser in exercising all rights with respect thereto. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

         9.4 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 9.4):

                    If to the Company:

                           Stock Siren.com LLC
                           720 Milton Rd. Suite J3
                           Rye, NY 10580
                           Attention:       Anthony Vickerson,
                                            President

                           Fax:  914-921-2373

                    with a copy to:

                           Dill, Dill, Carr, Stonbraker & Hutchings, P.C. 455 Sherman Street, Suite 300
                           Denver, CO
                           Fax:          (303) 777-3823

                    If to the Purchaser:

                           Regent Group, Inc.
                           477 Madison Avenue
                           New York, New York 10022

                           Attention:    President

                  with a copy to:

                           Greenberg Traurig
                           200 Park Avenue
                           New York, New York 10166

                           Attention:    William A. Newman, Esq.

         9.5 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Purchaser and the Members, except as may be required by applicable law.

         9.6 Entire Agreement. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

         9.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         9.9 Binding Effect, No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

         9.10 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         9.11 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         9.12 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         9.13 Effect of Disclosure on Schedules. Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

         9.14 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         9.15 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               THE PURCHASER:

                               REGENT GROUP, INC.

                               By:      /s/ Marvin E. Greenfield
                                  ---------------------------------
                                    Name:      Marvin E. Greenfield
                                    Title:     President


                               THE COMPANY:

                               STOCK SIREN.COM, LLC


                               By:      /s/ Anthony Vickerson
                                  ---------------------------------
                                    Name:      Anthony Vickerson
                                    Title:     President


                                        /s/ Anthony Escamilla
                                  ---------------------------------
                                        Anthony Escamilla


                                        /s/ James Platek
                                  ---------------------------------
                                        James Platek


                                        /s/ Gregory Martini
                                  ---------------------------------
                                        Gregory Martini

                               LONG VIEW PARTNERS, INC.


                               By:          /s/ Robert Long
                                  ---------------------------------
                                    Name:      Robert Long
                                    Title:     President


                                        /s/ Spencer Levy
                                  ---------------------------------
                                        Spencer Levy


                                        /s/ Robert M. Platek
                                  ---------------------------------
                                        Robert M. Platek


                                        /s/ Ajay K. Arora
                                  ---------------------------------
                                        Ajay K. Arora


                                        /s/ Helen Onghai
                                  ---------------------------------
                                        Helen Onghai



                               SRU, INC.


                               By:      /s/ Eric J. Miller
                                  ---------------------------------
                                    Name:      Eric J. Miller
                                    Title:     President

                                                    SCHEDULE I

STOCK SIREN.COM LLC
MEMBERSHIP INTEREST SCHEDULE

------------------------------------------------------------------------------------------------------------------------
                                                                               TIN OR                MEMBERSHIP UNITS
NAME                      ADDRESS                                              SS NO.      TAX I.D.
------------------------------------------------------------------------------------------------------------------------
Anthony Escamilla         200 West 85th Street, Apt. 2B, NY, NY  10024      ###-##-####                  1,000,000
James Platek              45 Robin Street, Rockaway Twp, NJ  07866          ###-##-####                    400,000
Gregory Martini           11157 Snider Rd., Cincinnati, OH  45249           ###-##-####                  1,000,000
Long View Partners, Inc.  RD 2, Box 401 Rhinebeck, NY  12572                 13-3695182                    666,667
Spencer Levy              11 Waverly Place, #6H, NY, NY  10003              ###-##-####                    333,333
Robert M. Platek          5 Halls Lane, Rye, NY  10580                      ###-##-####                  2,100,000
Redstone Partners, Inc.   720 Milton Road, Suite J3, Rye, NY  10580          13-3987958                  1,000,000
Ajay K. Arora             42-52 Layton Street, Suite 2E, NY, NY  10003      ###-##-####                    700,000
Helen Onghai              2503 El Dorado Ave., Rancho Vijo, TX  78575       ###-##-####                  2,900,000
SRU Inc.                  8962 E. Hampton Ave., #186, Denver, CO 80237                                   1,000,000

TOTAL                                                                                                   11,100,000
-----------------------------------------------------------------------------------------------------------------------


----------------------------------------------
   MEMBERSHIP PERCENTAGE         REGENT
                                 SHARES
----------------------------------------------
            9.00900901%       1,040,541
            3.60380360%         416,216
            9.00900901%       1,040,541
            6.00600901%         693,694
            3.00300000%         346,847
           18.91891892%       2,185,135
            9.00900901%       1,040,541
            6.30630631%         728,376
           26.12612613%       3,017,568
            9.00900901%       1,040,541

           100.0000000%      11,550,000
---------------------------------------------